UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2010

AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-132648 (Commission File Number)	71-1049972 (IRS Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 828.9143

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On March 4, 2010, we granted stock options to our new chairman of our board of directors pursuant to our 2009 Stock Plan, to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.85 per share, exercisable until March 4, 2015. We issued the stock options to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 4, 2010, we appointed Trevor Eyton, as a member of our board of directors. Mr. Eyton was also appointed as the board’s chairman.

Effective March 8, 2010, Dave Clark and Matthew Markin resigned as directors of our company.

Our board of directors now consists of Chris Hobbs and Trevor Eyton.

Trevor Eyton, Director

Mr. Eyton is a well-known businessmen in Canada and internationally – who was the former president, chief executive officer and chairman of Brascan between 1979 and 1990 (now Brookfield Asset Management Inc.), one of Canada's largest companies. Brookfield's focus is on property, power, and infrastructure with past and present involvement in companies such as Noranda, Labatts, London Life, Royal Trustco amongst others.

In 1990, Trevor Eyton OC, JD, was appointed to the Senate by the former Prime Minister Brian Mulroney. Mr. Eyton served on three committees - Banking, Trade and Commerce, Transport and Communications and Scrutiny of Regulations where he was the Joint Chair.

From 1998 to 2007, Mr. Eyton served as a director of Coca-Cola Enterprises (Atlantic).

In 2009, Mr. Eyton retired from the Canadian Senate and currently is the honorary chairman of the Canadian Sports Hall of Fame, as well as the chairman and a director of Silver Bear Resources Inc.

Mr. Eyton was educated at Toronto’s Jarvis Collegiate Institute and the University of Toronto where he was awarded a bachelors degree in Arts in 1957 and a juris doctorate degree.

Family Relationships

There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

/s/ Hugh Aird
Hugh Aird President and CEO

Date: March 10, 2010